SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Executive Compensation

In its meetings held on February 15 and 16, 2006, the Compensation Committee of the Board of Directors of Aspen Insurance Holdings Limited (the "Company") approved bonus compensation, equity compensation awards and salary increases for certain executive officers, acting at the discretion of the Committee. The Compensation Committee based its decisions on a review of personal performance and the performance of the Company in the past year. The Board of Directors of the Company approved the equity compensation awards for such executive officers on February 16, 2006. The Company intends to provide additional information regarding the compensation awarded to the Company's Chief Executive Officer, Chief Financial Officer and the four other most highly compensated Executive Officers (the "Named Executive Officers") in respect of and during the year ended December 31, 2005 in the annual report on Form 10-K.

The Compensation Committee and the Board of Directors approved the following compensation with respect to the Company's Named Executive Officers:

	2006 Salary(1)		2005 Bonus		2006 Stock Options under the Amended 2003 Share Incentive Plan, as amended (the "Plan")	2006 Performance Shares under the Plan
Christopher O'Kane, Chief Executive Officer	$706,200	(2)	$0		95,140	6,342
Julian Cusack, Chief Financial Officer	$452,965	(2)	$0		57,685	3,846
James Few, Head of Property Reinsurance	$420,000		$125,000		68,773	5,596
David May, Head of Casualty Reinsurance	$384,879	(2)	$146,200	(3)	37,500	2,500
Nicholas Bonnar, Head of Specialty	$382,231	(2)	$146,200	(3)	37,500	2,500
Brian Boornazian, President of Aspen Re America	$425,000		$150,000		56,250	3,750

(1)	Effective as of April 1, 2006.

(2)	The 2006 salary for each of Mr. O'Kane, Mr. May and Mr. Bonnar, and a portion of Mr. Cusack's 2006 salary (£30,000) will be paid in British Pounds. To provide comparability, we have converted such amounts to U.S. dollars using the conversion rate of $1.7655 to £1 (which is the January 2006 monthly average conversion rate).

(3)	The 2005 bonus amounts for each of Mr. May and Mr. Bonnar will be paid in British Pounds based on the conversion rate of $1.72 to £1 in effect on December 30, 2005.

Incentive Awards

Pursuant to the Plan, the Company granted nonqualified stock options and performance share awards to various officers and other employees effective February 17, 2006. The Plan, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 27, 2005, is incorporated by reference into this report.

The awards will be reflected in the 2006 Nonqualified Stock Option Agreements and 2006 Performance Share Award Agreements containing the following respective terms:

2006 Nonqualified Stock Option Agreement

Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value

0.15144558 cent per share. The exercise price of the shares subject to the option is $23.65 per share, which as determined by the Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. Exercise of options is contingent upon the achievement of specified return on equity ("ROE") targets.

One-third (1/3) of the shares underlying the options will become eligible for vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the "2006 Option Award"). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of options will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no options will become eligible for vesting if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the options will become eligible for vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the "2006-2008 Option Award"). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of options will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% being eligible for vesting at 66.67%. However, no options will be eligible for vesting for the 2006-2008 Option Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Options which are eligible for vesting, as described above, as part of the 2006 Option Award and the 2006-2008 Option Award will vest and become exercisable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the optionee's continued employment (and lack of notice of resignation or termination) until such date.

Once the options are exercisable, as described above, the optionee may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee's termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee's termination of employment by the optionee without good reason, or (iv) the date of the optionee's termination of employment by the Company for cause.

Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option. Options may not be assigned, sold or otherwise transferred by the optionee other than by will or by the laws of descent and distribution.

2006 Performance Share Award Agreement

Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the "2006 Performance Award"). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will become eligible for vesting if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become eligible for vesting and payable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the "2006-2008 Performance Award"). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will be eligible for vesting for the 2006-2008 Performance Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Performance shares which are eligible for vesting, as described above, as part of the 2006 Performance Award and the 2006-2008 Performance Award will vest upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant's continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

Principal Terms of Agreements with Executive Officer

On February 16, 2006, the Compensation Committee of the Board of Directors approved the principal terms of the agreements between the Company and Sarah Davies pursuant to which Ms. Davies will assume the position of Director of Research and Development and Business Change as of June 1, 2006, as described in Item 5.02 below and incorporated by reference into this Item 1.01.

The terms of the agreements also provide as follows:

•	Annual compensation to be determined in accordance with terms of Ms. Davies existing service agreement;

•	A payment of 250,000 British Pounds by the Company for co-operation in moving to a new role;

•	For the first 12 months following Ms. Davies assuming the position of Director of Research and Development and Business Change, Ms. Davies' employment may be terminated by either the Company or Ms. Davies on 60 days notice (or shorter if both parties agree), provided that prior to October 1, 2006, Ms. Davies may not be terminated by the Company without cause;

•	If Ms. Davies' employment is terminated by either the Company or Ms. Davies prior to June 1, 2007, Ms. Davies will be entitled to receive severance in accordance with the terms of her existing service agreement, reduced by (a) 250,000 British Pounds referred to above and (b) the amount of her 2005 bonus;

•	If Ms. Davies' employment is terminated by either the Company or Ms. Davies prior to June 1, 2007, Ms. Davies' non-compete will prohibit her only from working for a Bermuda headquartered, property or casualty insurance or reinsurance company whose shares are listed on the New York Stock Exchange or NASDAQ; and

•	If Ms. Davies remains with the Company until September 30, 2006 (and has not given notice to leave) but subsequently her employment is terminated by either the Company or Ms. Davies, her rights with respect to the share options she received prior to the Company's initial public offering will remain in effect as if she were still employed by the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the agreements described in Item 1.01 above, Ms. Davies will assume the position of Director of Research and Development and Business Change of the Company as of June 1, 2006. Ms. Davies will continue to serve as Chief Operating Officer of the Company until May 31, 2006 and will relinquish that position as of that date.

The Company is undertaking a search for a Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)

Dated: February 23, 2006	By:	/s/ Julian Cusack
	Name:	Julian Cusack
	Title:	Chief Financial Officer